EXHIBIT 21.1
SUBSIDIARIES OF ENSTAR GROUP LIMITED
AS OF DECEMBER 31, 2007
     The following table lists each subsidiary of Enstar Group Limited indented under the name of its immediate parent, the percentage of each subsidiary’s voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized.

	% OF VOTING
NAME	SECURITIES		JURISDICTION

Enstar Group Limited
A. Cumberland Holdings Limited	100%		Bermuda
1) Enstar Australia Holdings Pty Limited	100%		Australia

B. Enstar Limited	100%		Bermuda
1) Enstar (EU) Holdings Ltd.	100%		England
a) Enstar (EU) Ltd.	100%		England
b) Cranmore Adjusters Limited	100%		England
2) Enstar Brokers Limited	100%		Bermuda
3) Cranmore (Bermuda) Ltd.	100%		Bermuda
4) Bantry Holdings Ltd.	50%		Bermuda
a) Blackrock Holdings Ltd.	30%		Bermuda
i) Kinsale Brokers Limited	100%		England

C. Kenmare Holdings Limited	100%		Bermuda
1) Fitzwilliam (SAC) Insurance Limited	100%		Bermuda
2) Revir Limited	100%		Bermuda
a) River Thames Insurance Company	100%		England
b) Overseas Reinsurance Corporation Limited	100%		Bermuda
c) Regis Agencies Limited	100%		England
3) Hudson Reinsurance Company Limited	100%		Bermuda
a) Denman Holdings Limited	100%		Barbados
4) Harper Holding Sarl	100%		Luxembourg
a) Harper Insurance Limited	100%		Switzerland
b) Harper Financing Limited	100%		England
c) Enstar Holdings (US) Inc.	100%		Delaware
i) Enstar (US) Inc.	100%		Delaware
ii) Cranmore (US) Inc.	100%		Delaware
iii) Enstar Investments, Inc.	100%		Delaware
5) Mercantile Indemnity Company Ltd.	100%		England
6) Longmynd Insurance Company Ltd.	100%		England
7) Fieldmill Insurance Company Ltd.	100%		England
8) Virginia Holdings Ltd.
a) Unione Italiana (UK) Reinsurance Company	100%		England
b) Cavell Holdings Limited (U.K.)	100%		England
i) Cavell Insurance Company Limited	100%		England
A) Cirrus Re Company A/S	100%		Norway
9) Tate & Lyle Reinsurance Ltd.	100%		Bermuda
10) Courtenay Holdings Ltd.	100%		Bermuda
11) Comox Holdings Ltd.	100%		Bermuda
12) Oceania Holdings Ltd.	100%		Bermuda
a) Inter-Ocean Holdings Limited	100%		Bermuda
i) Inter-Ocean Reinsurance Company Ltd.	100%		Bermuda
A) Inter-Ocean Reinsurance (Ireland) Ltd.	95.0	%(1)	Ireland
13) Flatts Limited	100%		England
a) Marlon Insurance Company Limited	100%		England
i) Marlon Management Services Limited	100%		England
14) Rombalds Limited	100%		England

	% OF VOTING
NAME	SECURITIES		JURISDICTION

D. Hillcot Holdings Limited	50.1%		Bermuda
1) Hillcot Re Limited	100%		England
a) Hillcot Underwriting Management	100%		England
2) Brampton Insurance Company Limited	100%		England

E. Enstar USA, Inc.	100%		Georgia
1) Enstar Financial Services, Inc.	100%		Florida
2) Enstar Group Operations, Inc.	100%		Georgia

F. Shelbourne Group Limited	50.1%		England

B.H. Acquisition Ltd.(2)	100%		Bermuda
A. Brittany Insurance Company Ltd.	100%		Bermuda
B. Paget Holdings GmbH	100%		Austria
1) Compagnie Europeenne d’Assurances Industrielles SA	99.9	%(3)	Belgium

(1)	The remaining 5.0% of the company’s voting securities is owned directly by Inter-Ocean Holdings Limited.

(2)	B.H. Acquisition Ltd. is 22% owned by Enstar Group Limited, 33% owned by Enstar USA, Inc. and 45% owned by Enstar Limited.

(3)	The remaining 0.1% of the company’s voting securities is owned directly by Brittany Insurance Company Ltd.